Exhibit 99.1

FOR IMMEDIATE RELEASE

WestRock Publishes 2021 Sustainability Report and Announces Validated Science-Based Target for Greenhouse Gas Reductions

ATLANTA, May 12, 2022 -- WestRock Company (NYSE: WRK), a leading provider of sustainable paper and packaging solutions, today announced the publication of WestRock’s 2021 Sustainability Report, detailing the comprehensive efforts the company is making for, and with, customers to imagine and deliver on the promise of a sustainable future. The report reveals validation of WestRock’s greenhouse gas (GHG) emissions reduction target by the Science Based Targets Initiative (SBTi) alongside its refreshed sustainability goals.

“Sustainability and innovation are fundamental to our vision to become the world’s best paper and packaging company,” said WestRock CEO David B. Sewell. “We’re proud of the major strides we’ve made over the last year by investing in sustainability, supporting our teammates and setting meaningful, transparent targets to hold ourselves accountable. The measurable targets we’ve put forth in the report demonstrate how we deliver valuable support and innovation to our customers. It captures how we’re helping them reach their sustainability goals while winning in the marketplace.”

The report advances WestRock’s sustainability strategy, emphasizing the key environmental, social and governance (ESG) components of its core pillars:

Supporting People and Communities: Serving the people we rely on and those who rely on us.

•	Striving for a 100% safe culture by driving continuous improvement to reduce risk in the workplace and by supporting our teammates’ well-being
•	Investing in programs and systems to advance our leadership in diversity, inclusion and belonging for our teammates, customers, industry and communities

Bettering the Planet: Championing sustainable forestry and protecting the environment.

•	A science-based target to reduce:
o	Absolute Scope 1 and Scope 2 GHG emissions by 27.5% by 2030 from a 2019 base year
o
Absolute Scope 3 GHG emissions from purchased goods and services, fuel and energy activities, upstream and downstream transportation and distribution, and end of life treatment of sold products by 27.5% by 2030 from a 2019 base year

•	Promoting sustainable forestry and seeking to ensure forests where we operate remain forest positive by:
o	Sourcing 100% of virgin fiber from responsibly managed forests
o	Investing in the future of sustainable forestry by supporting certification of 1.5 million acres of forestland to recognized forest management standards by FY30

Innovating for Our Customers and Their Customers: Innovating to achieve a more circular economy.

•	By 2025, 100% of WestRock's products will be recyclable, compostable or reusable, driving the transition to a more circular economy through cutting edge innovation

The report continues to align with Global Reporting Initiative (GRI) and Sustainable Accounting Board (SASB) standards.

To learn more about WestRock's science-based target commitment and approach to sustainability, please visit https://www.westrock.com/sustainability.

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About WestRock
WestRock (NYSE: WRK) partners with our customers to provide sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. We caution readers that forward-looking statements are not a guarantee of future performance and that actual results could differ materially from those contained in forward-looking statements. Our businesses are subject to a number of general risks that would affect any such forward-looking statements. These risks are described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption “Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2021.

Contact

Media: Robby Johnson, 470-328-6397 Manager, Corporate Communications robby.b.johnson@westrock.com	Investors: Rob Quartaro, 470-328-6327 Senior Vice President, Investor Relations rob.quartaro@westrock.com

James Armstrong, 470-328-6327 Vice President, Investor Relations james.armstrong@westrock.com